STANDSTILL AGREEMENT

Standstill Agreement made this 13th day of  September, 2007, by and between MEDirect Latino, Inc. (the “Company”), Raymond Talarico and Debra L. Towsley (“T and T”), Granite Creek FlexCap I, L.P ("Granite Creek") and Ronald G. Williams and TBeck Capital Inc. (collectively, "Williams") and Lyle J. Mortensen ("Mortensen" and together with Williams, the "Additional Consenting Shareholders").

WHEREAS, the Company, T and T and Tammy M. Rodriguez are parties to litigation pending in the Circuit Court of the 17th Judicial Circuit, in and for Broward County, Florida, Case Nos. 07-015563 and 07-015753, and T and T, Mortensen and Granite Creek are parties to litigation in the Circuit Court of Cook County, Illinois (Case No. 2007 L 008378) (the "Cases").

WHEREAS, the parties have certain differences and disputes as to, among other things, the membership of the Company’s Board of Directors, the validity and exercise of certain options by T and T, the number of outstanding shares of the Company held by others, the validity of Granite Creek's conversion of a portion of its debt from the Company into equity, and the accuracy of certain filings with the Securities and Exchange Commission.

WHEREAS, T and T authorized Bank Atlantic to transfer the Company’s funds into a single account at Bank Atlantic, and said funds have been received on or before the date hereof in the Company's account at Bank of America pursuant to the Company’s instructions previously delivered to Bank Atlantic’s counsel and such funds shall be held subject to execution of this Agreement.

WHEREAS, the parties agree to a standstill as defined herein to give the parties time to attempt to resolve their litigation, differences and disputes as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree:

1.           For the period from the date of this Standstill Agreement through October 7, 2007, unless sooner terminated as provided herein (the “Standstill Period”), (i) except as may be required by a presiding judge or magistrate in the Cases, no party to this Standstill Agreement will take any action in the Cases including, without limitation, the setting of hearings, the filing of motions, propounding of discovery, setting of depositions, or amending the pleadings, (ii) the parties to this Standstill Agreement will not, during such period, file or take any action with respect to any other case or action against any other party or parties to this Standstill Agreement any additional legal proceedings in state and federal court or file any complaints, pleadings or notifications with any state or federal regulatory agency and (iii) the Company will not initiate any bankruptcy or liquidation or similar proceedings in state or federal court.  Notwithstanding the foregoing, (a) a party to this Standstill Agreement may file or take action (1) against another party to the Standstill Agreement if, on the advice of counsel, such party is required by law to file or take action; or (2) that is derivative in nature to the extent such action is taken by a non-party in the name of the Company and a party is a party thereto by virtue of its status as a shareholder of the Company; or (3) in response to an action filed prior to execution by any party of this Standstill Agreement and of which the party(ies) against which such action was filed had not been served prior to such party's(ies') execution of this Standstill Agreement; and (b) other than with respect to those matters set forth in Granite Creek's case in the Circuit Court of Cook County referenced in this Standstill Agreement (which is subject to this Standstill Agreement), neither Granite Creek nor its affiliate, which is the agent for Granite Creek and certain other lenders under that certain loan and security agreement between with the Company dated December 8, 2006, as amended to date and from time to time hereafter (the "Loan Agreement"), shall be precluded from pursuing its or their respective or collective remedies under the Loan Agreement and the contracts entered into with the Company in connection therewith (together with the Loan Documents, the "Transaction Documents") as a result of Granite Creek being a party to this Standstill Agreement.

2.           During the Standstill Period, none of T and T, Granite Creek and the Additional Consenting Shareholders  will singly, jointly or collectively among them or with others, will call,  or attempt to call, or solicit or encourage others to call,  a meeting of the Company's shareholders, or take or attempt to take or solicit or encourage others to take or solicit any action as shareholders of the Company by written consent or otherwise, and will not vote any of their shares of the Company for any purpose, including but not limited to an effort to replace the current Board of Directors or to elect new members to the Board of Directors or to take any action to replace the Board of Directors.  Neither of T and T or both of them shall hold his- or herself or themselves out as officers of the Company, Mortensen shall not hold himself out as a director or other authorized agent of the Company and Williams will not hold himself out as an authorized agent of the Company, and none of them will take or attempt to take any action in which they or any of them purports to be an officer or authorized agent of the Company.

3.           T and T further agree to assist in the orderly closing of the remaining open accounts at Bank Atlantic. The Company accounts that are closed hereafter will be closed and the funds transferred in accordance with any applicable Medicare rules and regulations.

4.           T and T agree to assist, if requested by the Company, in the transfer of any and all licenses to the Company in accordance with any applicable Medicare rules and regulations.

5.           The terms of this Standstill Agreement may be specifically enforced in any court or administrative proceedings in the event either party acts in contravention of the terms of this Standstill Agreement.  This Standstill Agreement shall be governed by Florida law without regard for conflict of laws.

6.           This Standstill Agreement may be terminated by any party hereto effective on the 5th day after written notice to all parties hereto via email, facsimile or overnight mail to the address, fax number or email address specified on the signature page hereto (with notice deemed delivered on the day sent, if by email or fax, or if sent by overnight mail as of the close of business on the day after it is sent (or if the next day is not a business day, at 5:00 p.m. eastern time on that day).  The termination of this Standstill Agreement by any one party hereto shall terminate the Standstill Agreement as to all parties hereto.

7.           The parties have freely entered into this Agreement after advice of counsel.

8.           The parties agree to keep the terms of this Standstill Agreement confidential except as a party may be required to disclose it for purposes of enforcement, on the advice of counsel, or pursuant to laws or regulations applicable to him or it.  The terms of this Standstill Agreement may not be used as evidence in any current or pending action before any state or federal court, arbitration or mediation proceedings.

IN WITNESS WHEREOF, the parties hereto have executed this Standstill Agreement as of the date first above written.

MEDIRECT LATINO, INC.

By: /s/ Charles W. Hansen III	/s/ Raymond Talarico
RAYMOND TALARICO
Address for notice:
2101 West Atlantic Boulevard	43 S. Pompano Parkway, #106
Suite 101	Pompano Beach, FL 33069
Pompano Beach, Florida 33069	[fax #]
(954) 321-3507	raytal@gate.net
chansen@medirectlatino.org

GRANITE CREEK FLEXCAP I, L.P.

By: /s/ Mark A. Radzik	/s/ Debra L. Towsley
DEBRA L. TOWSLEY

222 West Adams, Suite 1980	43 S. Pompano Parkway, #106
Chicago, Illinois 60606	Pompano Beach, FL 33069
(312) 895-4509	[fax #]
mark@granitecreek.com	dtowsley@gate.net

/s/ Ronald G. Williams
RONALD G. WILLIAMS

230 N. Park Boulevard, Suite 106
Grapevine, TX 76051
[insert fax # and email]

/s/ Lyle J. Mortensen
LYLE J. MORTENSEN

230 N. Park Boulevard, Suite 106
Grapevine, TX 76051
Fax: (817) 416-2535
lylemort@aol.com

TBECK CAPITAL INC.

By: /s/ Ronald G. Williams

230 N. Park Boulevard, Suite 106
Grapevine, TX 76051
[insert fax # ]
tbeckcapital@aol.com